EXHIBIT 99.1

Oil States Updates Fourth Quarter 2019 Guidance

HOUSTON, January 23, 2020 - Oil States International, Inc. (NYSE:OIS) announced today updated financial estimates for the fourth quarter of 2019 noting weakness associated with the greater than anticipated decline in U.S. land completion activities. Fourth quarter 2019 unaudited revenues for the Well Site Services segment are expected to approximate $92 million with a Segment EBITDA (A) margin of 10%, unaudited revenues for the Downhole Technologies segment are expected to approximate $38 million with a Segment EBITDA margin of 9% and unaudited revenues for the Offshore/Manufactured Products segment are expected to approximate $108 million with a Segment EBITDA margin of 15%. The fourth quarter 2019 Segment EBITDA margin for Offshore/Manufactured Products is expected to be negatively impacted by a $1.7 million bad debt provision on a prior-year receivable from a customer claiming bankruptcy protection. Excluding the $1.7 million provision for bad debt, the estimated Segment EBITDA margin for the Offshore/Manufactured Products segment would have been 16%. These revised estimates are not yet final and are subject to change as the Company completes its financial statement close process for 2019.

"Fourth quarter U.S. land completion activity was weaker than we had anticipated at the time we provided fourth quarter guidance," stated Cindy B. Taylor, President and CEO of Oil States International, Inc. "U.S. activity declines were particularly pronounced in our Completion Services business, especially in our Northeast and Mid-Continent regions of operations, where the corresponding average sequential rig counts were down 24% and 19%, respectively."

Oil States will provide a more detailed update, including outlook for first quarter 2020, on its fourth quarter 2019 earnings conference call to be scheduled for February 20, 2020.

(A) Segment EBITDA consists of operating income (loss) plus depreciation and amortization expense, other income (loss), and adjustments for certain other items such as non-cash asset impairment charges. Segment EBITDA margin percentage is derived by dividing Segment EBITDA by Segment revenues.

About Oil States
Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties and include our expectations regarding fourth quarter 2019 segment revenues and segment EBITDA margins. Such forward-looking statements are based on current expectations but entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the fact that the Company has not completed its financial statement close process for the fourth quarter of 2019. Other risks and uncertainties include the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, Periodic Reports on Form 8‑K and Quarterly Reports on Form 10‑Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860